UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by AmerisourceBergen Corporation (the “Company”) with the Securities and Exchange Commission on August 8, 2013 (the “Original Filing”).  The purpose of this Amendment No. 1 is to file a revised news release as Exhibit 99.1 to the report which contains the correct record date and payment date for the cash dividend declared by the Board of Directors on August 8, 2013.  No other changes have been made to the Original Filing.

The Company issued the revised news release on August 8, 2013, after the Original Filing.

Item 8.01.                                        Other Events.

On August 8, 2013, AmerisourceBergen Corporation (the “Company”) announced that its Board of Directors authorized a new $750 million share repurchase program, effective immediately. The Company has $446.1 million remaining on its prior November 2012 authorization, bringing the total amount authorized for share repurchases to $1.2 billion.  To date in fiscal year 2013, which ends September 30, 2013, the Company has spent $401.1 million to repurchase its outstanding shares of common stock.

The news release issued on August 8, 2013 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                              Exhibit.

99.1                                     News Release, dated August 8, 2013, regarding a new $750 million share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: August 9, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer